SUBSCRIPTION AGREEMENT FOR SUBSCRIPTION RECEIPTS (U.S. SUBSCRIBERS)

THE SECURITIES OFFERED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE SECURITIES OFFERED HEREBY HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

TO: BRATTLE STREET INVESTMENT CORP. (the "Corporation")

The undersigned (the "Subscriber") hereby irrevocably subscribes for, and agrees to purchase, the number of subscription receipts (a "Subscription Receipt" or "Subscription Receipts") of the Corporation set forth below. Each Subscription Receipt is automatically exchangeable in certain circumstances, without additional payment, into common shares (a "Common Share" or "Common Shares") in the capital of the Corporation on a one-for-one basis (one for 0.737 post-Consolidation (defined below) Common Shares) concurrently with the completion of the Acquisition (defined below) for the total aggregate subscription price set forth below (the "Aggregate Subscription Price"), representing a subscription price of $0.35 (deemed price of $0.47 post-Consolidation) per Subscription Receipt, upon and subject to the terms and conditions set forth in the "Terms and Conditions of Subscription for Subscription Receipts of Brattle Street Investment Corp." attached hereto (together with this page and the attached Schedules, hereinafter being referred to as the "Subscription Agreement"). In the event the Acquisition is not completed by the Deadline (defined below), the Corporation will instruct Counsel (defined below) to promptly return the Aggregate Subscription Price together with any interest earned thereon to the Subscriber in full satisfaction of all rights of the Subscriber under his, her or its Subscription Receipts. This subscription is subject to acceptance by the Corporation and may be accepted as to the number of Subscription Receipts set out below or such lesser number as may be determined by the Corporation in its discretion.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

_________________________________________
(Name of Subscriber)

By: _________________________________________

          Authorized Signature

_________________________________________
(Official Capacity or Title - please print)

_________________________________________
Please print name of individual whose signature appears above if different than the name of the subscriber printed above.

_________________________________________
(Subscriber's Address)

_________________________________________
(Telephone Number)

_________________________________________
(E-mail Address)

Number of Subscription Receipts: ___________________

Aggregate Subscription Price: _________________________

If the person signing this Subscription Agreement is signing as agent for one or more beneficial purchasers and is not a trust company or a trust corporation acting on behalf of a fully managed account managed by it or a person acting on behalf of a fully managed account managed by it, you must complete the following and ensure that the attached Schedules are completed on behalf of each beneficial purchaser.

_________________________________________
(Name of Principal and Account Reference (if applicable))

_________________________________________
(Principal's address)

_________________________________________
(Telephone Number)                  (E-mail Address)

Account Registration Information: _________________________________________ (Account Registration) _________________________________________ (Address) _________________________________________	Delivery Instructions as set forth below: _________________________________________ (Name) _________________________________________ (Address) _________________________________________ (Telephone Number)

ACCEPTANCE: The Corporation hereby accepts the subscription for Subscription Receipts as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this _____ day of ______________________, 2020.

BRATTLE STREET INVESTMENT CORP.
Per:
"Authorized Signing Officer"

TERMS AND CONDITIONS

OF SUBSCRIPTION FOR SUBSCRIPTION RECEIPTS

OF BRATTLE STREET INVESTMENT CORP.

ARTICLE 1
INTERPRETATION

1.1 Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"Accredited Investor" means an "accredited investor" within the meaning of NI 45-106 and, in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106.

"Acquisition" means the acquisition by a wholly owned subsidiary of the Corporation of South Dakota Partners, Inc. which, pursuant to Policy 5.2 of the TSXV, would be a Change of Business (as such term is defined by the TSXV), details of which have been publicly disclosed by the Corporation under its SEDAR Profile at www.sedar.com.

"Aggregate Subscription Price" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Canada are not open for business.

"Brattle Finco" shall have the meaning ascribed to such term in Section 3.2.

"Brattle Mergeco" shall have the meaning ascribed to such term in Section 3.2.

"BC Amalco" shall have the meaning ascribed to such term in Section 3.2.

"BC Amalgamation" shall have the meaning ascribed to such term in Section 3.2.

"Closing" shall have the meaning ascribed to such term in Section 4.1.

"Closing Date" shall have the meaning ascribed to such term in Section 4.1.

"Closing Notice" shall have the meaning ascribed to such term in Section 3.2.

"Closing Time" shall have the meaning ascribed to such term in Section 4.1.

"Common Share" or "Common Shares" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"Consolidation" shall have the meaning ascribed to such term in Section 6.2.

"Corporation" means Brattle Street Investment Corp. and includes any successor corporation to or of the Corporation.

"Counsel" means DLA Piper (Canada) LLP, counsel to the Corporation.

"Deadline" shall have the meaning ascribed to such term in Section 3.2.

"Effective Date" shall have the meaning ascribed to such term in Section 3.2.

"Escrowed Funds" shall have the meaning ascribed to such term in subsection 3.2(i).

"NI 45-106" means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators promulgated under the securities legislation of each of the provinces of Canada.

"person" includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.

"Private Placement" means the offering of Subscription Receipts pursuant to this Subscription Agreement.

"Referred Subscriber" shall have the meaning ascribed to such term in Section 8.1.

"Refund Event" shall have the meaning ascribed to such term in Section 3.2.

"Regulation D" means Regulation D under the U.S. Securities Act.

"Regulation S" means Regulation S under the U.S. Securities Act.

"Schedules" means the schedules attached hereto and forming an integral part hereof.

"SEC" means the United States Securities and Exchange Commission;

"Securities Laws" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces and territories of Canada, the United States federal and state securities laws, and the applicable policy statements issued by the securities regulators in each of the provinces and territories of Canada and in the United States (including the SEC) having application over this Private Placement and the Corporation including those laws in the jurisdiction in which the Subscriber is ordinarily resident, and the policies of the TSXV.

"Subscriber" means the subscriber for the Common Shares as set out on the face page of this Subscription Agreement and includes, as applicable, such beneficial person(s) on whose behalf the Subscriber is contracting hereunder.

"Subscription Agreement" means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement; "hereof", "hereto", "hereunder", "herein" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "Article" or "Section" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"TSXV" means the TSX Venture Exchange.

"United Kingdom" means England, Scotland, Wales and Northern Ireland.

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"U.S. Accredited Investor" means "accredited investor" within the meaning of Rule 501(a) of Regulation D.

"U.S. Person" shall have the meaning ascribed to such term in Rule 902(k) of Regulation S (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act., unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person).

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

1.2 Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3 Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "$", are expressed in Canadian dollars.

1.4 Subdivisions and Headings

The division of this Subscription Agreement into articles, sections, Schedules and other subdivisions, and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an article, section, subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or Schedule of this Subscription Agreement.

ARTICLE 2
SCHEDULES

2.1 Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be an integral part hereof:

Schedule "A"	-	Particulars of Subscriber

Schedule "B"	-	Canadian Accredited Investor Certificate

Schedule "C"	-	Foreign Purchaser's Certificate

Schedule "D"	-	U.K. Purchaser's Certificate

Schedule "E"	-	U.S. Accredited Investor Certificate

Schedule "F"	-	TSXV Form 4C Corporate Placee Registration Form

ARTICLE 3
SUBSCRIPTION FOR SUBSCRIPTION RECEIPTS

3.1 Subscription for Subscription Receipts

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Subscription Receipts from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Aggregate Subscription Price which is payable as described in Article 4 hereto.

3.2 Description of the Subscription Receipts

Upon closing of the Private Placement, all proceeds from the sale of the Subscription Receipts (the "Escrowed Funds") will be deposited with Counsel in the Corporation's trust account and may be invested in short-term obligations of, or guaranteed by, the Government of Canada, and other approved investments. To comply with applicable Securities Laws, the Corporation will file a Form S-1 Registration Statement with the SEC. Each Subscription Receipt is automatically exchangeable into Common Shares on a one-for-one basis (one for 0.737 post-Consolidation Common Shares) upon the date (the "Effective Date") that is the later of (i) the date of issuance by the Corporation of the Closing Notice, and (ii) the date on which the SEC declares a Form S-1 Registration Statement of the Corporation effective.

In compliance with applicable Securities Laws, the Escrowed Funds, and any interest earned thereon, will be released by Counsel to the Corporation upon receipt, by no later than 5:00 p.m. (Toronto time) on June 15, 2021 (the "Deadline"), by Counsel, of a signed notice from an authorized signing officer of the Corporation confirming that they have completed or met all conditions to complete the Acquisition (the "Closing Notice") and receipt of a copy of the Final Exchange Bulletin (as such term is defined by the TSXV) in connection with the Acquisition.

Immediately upon the date Effective Date, each Subscription Receipt will be deemed to have been exchanged by the holder thereof, without payment of additional consideration or further action on the part of the holder, for one (1) Common Share (or 0.737 Common Shares in the event the Consolidation is completed prior to the Effective Date).

If the Closing Notice is not provided on or before the Deadline or the Corporation has provided notice to  Counsel that the Acquisition will not be completed by the Deadline (each case being a "Refund Event"), on the date of the Refund Event, the holders of the Subscription Receipts will be entitled to receive an amount equal to the Aggregate Subscription Price paid by such holder, together with such holder's pro rata entitlement to interest earned on such amount, less any applicable withholding tax but with no other deductions. The Escrowed Funds will be applied towards payment of such amount, and the Corporation shall make up any shortfall of the balance owed to the holders of the Subscription Receipts.

On the Effective Date (i) Brattle Finco B.C. Ltd. ("Brattle Finco") and a wholly owned subsidiary of the Corporation ("Brattle Mergeco") will amalgamate (the "BC Amalgamation") to form an amalgamated entity ("BC Amalco") on the terms and conditions of an amalgamation agreement to be entered into among the Corporation, Brattle Finco and Brattle Mergeco, such that holders of securities of Brattle Finco will receive securities of the Corporation, in each case on substantially the same terms on a one-for-one basis, and thereafter BC Amalco will liquidate and wind up into the Corporation.

3.3 Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges (on its own behalf, and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Subscription Receipts, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, or the conditions of purchase set out herein are not fulfilled or waived, any cheques or other forms of payment delivered to the Corporation, or its counsel, representing the Aggregate Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Aggregate Subscription Price for that portion of the subscription for Subscription Receipts which is not accepted, will be promptly delivered to the Subscriber without interest or deduction. The Subscriber acknowledges that the Subscription Receipts subscribed for by it hereunder may form part of a larger issuance and sale by the Corporation of Subscription Receipts for gross proceeds of up to $3,150,000 (in addition to a concurrent subscription receipt financing by a wholly owned subsidiary of the Corporation for up to $1,890,000 as disclosed by the Corporation prior to the Closing Date) to be issued in one or more tranches. The Subscriber understands that the Private Placement is not subject to any minimum subscription level and therefore any funds invested are, pursuant to the terms hereof, available to and will be paid to the Corporation on the Closing Date and need not be refunded to the Subscriber.

ARTICLE 4
CLOSING

4.1 Closing

Delivery and sale of the Subscription Receipts and payment of the Aggregate Subscription Price will be completed (the "Closing"), at such time(s) (the "Closing Time") and such date(s) (the "Closing Date") as the Corporation may designate.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Corporation shall deliver to the Subscriber certificates representing the Subscription Receipts and such other documentation as may be required pursuant to this Subscription Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Subscription Receipts) have not been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2 Conditions of Closing

The Subscriber on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, the Corporation having accepted this Subscription Agreement on or before the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a) payment by the Subscriber of the Aggregate Subscription Price by certified cheque or bank draft payable to "DLA Piper (Canada) LLP, in Trust" (see Section 10.2 for mailing address), or by electronic money transfer to DLA Piper (Canada) LLP at:

Beneficiary:	DLA Piper (Canada) LLP
1 First Canadian Place, Suite 6000
Toronto, Ontario M5X 1E2

Bank Name:	Royal Bank of Canada
Bay Street, Main Floor
Toronto, Ontario M5J 2J5

Account Name:	DLA Piper (Canada) LLP, In Trust

Account Number:	1423144

Transit Number:	00002

Institution Number:	003

Swift Number:	ROYCCAT2

ABA Number:*	021000021

Reference:	Brattle PP

 If attempting to wire US$ funds to the above than include ABA Number 021000021

(b) the Subscriber having properly completed, signed and delivered this Subscription Agreement to the Corporation;

(c) the Subscriber having properly completed, signed and delivered the Particulars of Subscriber, in the form attached hereto as Schedule "A", to the Corporation;

(d) if the Subscriber is a person resident in Canada, unless the Subscriber is relying on the representation in subsection 6.1(c)(i) hereof, the Subscriber having properly completed, signed and delivered the Canadian Accredited Investor Certificate, in the form attached hereto as Schedule "B", and, if applicable, Appendix "A" and/or Appendix "B" to Schedule "B", to the Corporation;

(e) if the Subscriber is not a person resident in Canada, the United States or the United Kingdom, the Subscriber having properly completed, signed and delivered the Foreign Purchaser's Certificate, in the form attached hereto as Schedule "C", to the Corporation;

(f) if the Subscriber is a person resident in the United Kingdom, the Subscriber having properly completed, signed and delivered the U.K. Purchaser's Certificate, in the form attached hereto as Schedule "D", to the Corporation;

(g) if the Subscriber is in the United States or is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber having properly completed, signed and delivered the U.S. Accredited Investor Certificate, in the form attached hereto as Schedule "E", to the Corporation;

(h) if the Subscriber is not an individual, and has not provided the form to the TSXV previously, the Subscriber having properly completed, signed and delivered the TSXV Form 4C Corporate Placee Registration Form, in the form attached hereto as Schedule "F", to the Corporation;

(i) subject to subsection 6.2(s) hereof, the conditional approval of the Private Placement by the TSXV; and

(j) the sale of the Subscription Receipts being exempt from the prospectus and registration requirements under applicable Securities Laws.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1 Representations and Warranties of the Corporation

By executing this Subscription Agreement, the Corporation represents and warrants to and covenants with the Subscriber as follows, and acknowledges that the Subscriber (on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder) is relying thereon, both at the date hereof and at the Closing Time:

(a) the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Subscription Receipts to the Subscriber;

(b) upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court;

(c) the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Corporation, including the issuance of the Subscription Receipts and, if applicable, the Common Shares, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(d) upon issuance the Subscription Receipts will be validly issued by the Corporation as fully paid securities of the Corporation, and, if applicable, upon issuance the Common Shares underlying the Subscription Receipts will be validly issued by the Corporation as fully paid and non-assessable shares in the capital of the Corporation; and

(e) as of October 31, 2020, the Corporation had 45,879,655 Common Shares issued and outstanding.

ARTICLE 6
ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS
AND WARRANTIES OF THE SUBSCRIBER

6.1 Representations, Warranties and Covenants of the Subscriber

The Subscriber (on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder) hereby represents and warrants to and covenants with the Corporation as follows, and acknowledges that the Corporation and its counsel are relying thereon, both at the date hereof and at the Closing Time:

(a) The Subscriber and any beneficial purchaser for whom it is acting has knowledge in financial and business affairs, is capable of evaluating the merits and risks of an investment in the Subscription Receipts and is able to bear the economic risk of such investment even if the entire investment is lost.

(b) The Subscriber and each beneficial purchaser for whom it is acting is a resident in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Subscription Receipts and the Subscriber and any beneficial purchaser was solicited to purchase Subscription Receipts in such jurisdiction.

(c) The Subscriber, or any beneficial purchaser for whom it is acting, is:

(i) Minimum Amount Investment (Subscribers resident in a province or territory of Canada) - a person resident in Canada that is purchasing as principal and that is not an individual and is subscribing for Subscription Receipts with an acquisition cost to the Subscriber of not less than $150,000 paid in cash at the Closing Time, and was not created, or used, solely to purchase or hold securities in reliance on this exemption from the prospectus requirement; OR

(ii) Accredited Investor (Subscribers resident in any province of Canada) - a person resident in Canada and is (and will be at the Closing Time) an Accredited Investor, and has properly completed, executed and delivered within applicable time periods to the Corporation, the Canadian Accredited Investor Certificate in the form attached hereto as Schedule "B", and, if applicable, Appendix "A" and/or Appendix "B" to Schedule "B", and the information contained therein is true and correct; OR

(iii) Foreign Purchaser (resident outside Canada, the United States and the United Kingdom) - a person not resident in Canada, the United States or the United Kingdom, it has properly completed, executed and delivered within applicable time periods to the Corporation, the Foreign Purchaser's Certificate in the form attached hereto as Schedule "C", and the information contained therein is true and correct; OR

(iv) U.K. Purchaser (Subscribers resident in the United Kingdom) - a person resident or located in or otherwise subject to the applicable securities laws of the United Kingdom, it confirms that it has dealt exclusively with the Corporation in respect to the subject matter of this Subscription Agreement and that its agents, if applicable, have not acted as agents in connection therewith, it has concurrently executed and delivered a U.K. Purchaser's Certificate in the form attached hereto as Schedule "D", and is a person of a kind described in Article 19 or paragraphs (2)(a) to (d) of Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; OR

(v) U.S. Purchaser (Subscribers in the United States or who are, or are subscribing for the account or benefit of, a person in the United States or a U.S. Person) - a person resident or located in the United States or is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, it confirms that it had a prior relationship with the Corporation before such time as any announcement, press release, or other notice or report of the offering of the Subscription Receipts was made by the Corporation, that it has dealt exclusively with the Corporation in respect to the subject matter of this Subscription Agreement, that its agents, if applicable, have not acted as agents in connection therewith, and that it has concurrently executed and delivered a U.S. Accredited Investor Certificate in the form attached hereto as Schedule "E".

(d) The information, representations, warranties and covenants contained in the applicable Schedules will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(e) Neither the Subscriber nor any person for whom it is acting will offer, sell or otherwise dispose of the Subscription Receipts or underlying securities unless the Corporation has consented to such offer, sale or disposition and such offer, sale or distribution is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the SEC has declared effective a registration statement in respect of such securities.

(f) Unless the Subscriber is in the United States or is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person and has completed and delivered the U.S. Accredited Investor Certificate attached as Schedule "E" hereto (in which case the Subscriber makes the representations, warranties and covenants therein), the Subscriber confirms that it or any beneficial purchaser for whom it is acting:

(i) is not a U.S. Person and is not acquiring the Subscription Receipts for the account or benefit of a U.S. Person or a person in the United States;

(ii) acknowledges and agrees that the Subscription Receipts have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Subscription Receipts and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(iii) acknowledges and agrees that offers and sales of any of the Subscription Receipts prior to the expiration of a period of one year after the date of the issuance of such securities (such one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in compliance with applicable state securities laws, and the Subscriber and any transferee of the such securities agree not to engage in hedging transactions involving such securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in compliance with applicable state securities laws;

(iv) understands that the Corporation is the seller of the Subscription Receipts and the Common Shares and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question; the Subscriber agrees that it will not, during the Distribution Compliance Period described in Regulation S, act as a distributor, either directly or through any affiliate, or offer, sell, transfer, or otherwise dispose of the Subscription Receipts or the Common Shares other than (i) to or for the account or benefit of a person outside the United States or a non-U.S. Person and in compliance with Regulation S, (ii) pursuant to an effective registration statement under the U.S. Securities Act and in compliance with all applicable state securities laws, or (iii) pursuant to an available exemption from registration under the U.S. Securities Act and all applicable state securities laws, and in each case, the Corporation has consented to such sale, transfer or other disposition; the Subscriber understands that the Corporation will refuse to transfer the Subscription Receipts or the Common Shares absent compliance with the foregoing;

(v) acknowledges and understands that in the event the Subscription Receipts or the Common Shares are offered, sold or otherwise transferred by the Subscriber prior to the expiration of the Distribution Compliance Period specified in Regulation S, the purchaser or transferee must agree not to resell such securities except in compliance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and in each case, in compliance with all applicable state securities laws; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act;

(vi) acknowledges and agrees that the Subscription Receipts (and, unless issued pursuant to an effective registration statement under the U.S. Securities Act, the Common Shares) will be "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain "restricted securities" notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption therefrom, including in accordance with Rule 144 under the U.S. Securities Act ("Rule 144"), if available; the Subscriber acknowledges that the Subscription Receipts (or the Common Shares, if any, that are issued upon conversion of the Subscription Receipts pursuant to an available exemption from registration under the U.S. Securities Act) will be subject to a minimum hold period of at least one year under Rule 144 from the date of issuance; the Subscriber acknowledges that it has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that the Subscriber has been advised that resales of the Subscription Receipts (or the Common Shares, if any, that are issued upon conversion of the Subscription Receipts pursuant to an available exemption from registration under the U.S. Securities Act) may be made only under certain circumstances; the Subscriber understands that to the extent that Rule 144 is not available, the Subscriber may be unable to sell any of the Subscription Receipts (or the Common Shares, if any, that are issued upon conversion of the Subscription Receipts pursuant to an available exemption from registration under the U.S. Securities Act) without either registration under the U.S. Securities Act or the availability of another exemption or exclusion from such registration requirements, and in all cases pursuant to exemptions from applicable securities laws of any applicable state of the United States;

(vii) consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein; and

(viii) confirms that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act.

(g) If the Subscriber is in the United States or is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person, the Subscriber is a U.S. Accredited Investor, has completed Schedule "E" hereto, has identified therein the appropriate category of U.S. Accredited Investor that correctly and in all respects describes the Subscriber and agrees to the terms included therein.

(h) The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Subscription Receipts and the completion of the transactions described herein by the Subscriber, or any beneficial purchaser for whom it is acting, will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, or any beneficial purchaser for whom it is acting, the Securities Laws or any other laws applicable to the Subscriber, or any beneficial purchaser for whom it is acting, any agreement to which the Subscriber, or any beneficial purchaser for whom it is acting, is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber or any beneficial purchaser for whom it is acting.

(i) The Subscriber is subscribing for the Subscription Receipts as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws), or if it is not subscribing as principal, it is either a person or company described in subsection 6.1(j) hereof or it has disclosed the name of the principal on the face page of this Subscription Agreement and acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for whom the Subscriber is acting.

(j) In the case of a subscription for the Subscription Receipts by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(k) In the case of a subscription for the Subscription Receipts by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(l) If the Subscriber is:

(i) a corporation, it is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Subscription Receipts as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii) a partnership, syndicate or other form of unincorporated organization, it has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii) an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(m) Other than as contemplated in Article 8 herein, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Subscription Receipts, the Subscriber covenants to indemnify and hold harmless the Corporation and its counsel with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(n) If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Subscription Receipts and underlying securities as may be required by any securities commission, stock exchange or other regulatory authority.

(o) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Subscription Receipts and underlying securities and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation is in no way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(p) The Subscriber has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Private Placement and the Subscriber's decision to subscribe for the Subscription Receipts was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation. The Subscriber's decision to subscribe for Subscription Receipts was based solely upon information about the Corporation which is publicly available on SEDAR (www.sedar.com).

(q) The Subscriber is not purchasing Subscription Receipts with knowledge of material information concerning the Corporation which has not been generally disclosed.

(r) No person has made any written or oral representations (i) that any person will resell or repurchase the Subscription Receipts or underlying securities, (ii) that any person will refund the Aggregate Subscription Price, or (iii) as to the future price or value of the Subscription Receipts or underlying securities.

(s) The Subscriber has not purchased the Subscription Receipts as a result of any "directed selling efforts" (as defined in Rule 902(c) under Regulation S) or any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(t) None of the funds the Subscriber is using to purchase the Subscription Receipts represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLTFA") or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (the "USA PATRIOT Act"), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and its subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and USA PATRIOT Act. To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber and/or any beneficial purchaser for whom the Subscriber is acting on behalf of (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to it, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(u) None of the funds being used to purchase Subscription Receipts are, to the Subscriber's knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities.

(v) The Subscriber has had an opportunity to seek the advice of independent counsel or such other advisors as the Subscriber requires in order to evaluate the investment in the Corporation and to fully understand the rights of holders of Subscription Receipts and underlying securities.

6.2 Acknowledgements of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a) No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Subscription Receipts or underlying securities.

(b) The Subscription Receipts and underlying securities have not been recommended by the SEC, any state or Canadian provincial securities commission or regulatory authority or by any other securities commission or regulatory authority. Any representation to the contrary is a criminal offense.

(c) The Subscription Receipts and underlying securities shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell such securities except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is in no way responsible) for such compliance, and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling such securities. Accordingly, the Subscriber's ability to transfer the Subscription Receipts and underlying securities is limited by, among other things, applicable Securities Laws.

(d) The certificate(s) representing the Subscription Receipts will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>."

In addition, the certificate(s) representing the Subscription Receipts as well as all certificates issued in exchange therefor or in substitution thereof, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable State securities laws, will bear the following legend:

              THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

provided, that if any Subscription Receipts are being sold otherwise than to the Corporation, the legend may be removed by delivery to the Corporation and the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, that the above U.S. legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(e) In the event securities underlying the Subscription Receipts are issued prior to the expiry of the hold periods applicable to the Subscription Receipts, the securities underlying the Subscription Receipts will bear a legend substantially in the form contemplated in subsection 6.2(d) hereof.

(f) The Subscriber's ability to transfer the Common Shares underlying the Subscription Receipts may also be subject to the seed share resale restrictions contemplated in Section 10.9 of Policy 5.4 of the TSXV, and pursuant to the current structure of the Acquisition and related transactions it is currently anticipated that such securities will be subject to four (4) month hold with twenty (20%) percent released each month with the first release on closing of the Acquisition.

(g) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation with filing all documentation required by the applicable Securities Laws to permit the subscription for Subscription Receipts and issuance of the securities underlying the Subscription Receipts.

(h) The Corporation is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber's eligibility to subscribe for the Subscription Receipts under applicable Securities Laws and the Subscriber agrees to indemnify (i) the Corporation and its directors and officers, employees and agents against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon, and (ii) Counsel and its employees and agents in connection with its services provided in connection with the Private Placement as contemplated herein. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(i) The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Subscription Receipts under the Private Placement pursuant to such exemption, the Subscriber has significantly fewer rights and remedies available to it than an investor who acquires securities offered by a prospectus and certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber. The Subscriber is also aware that the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in the Private Placement.

(j) Unless the Subscriber is in the United States or is, or is subscribing for the account or benefit of, a person in the United States or a U.S. Person and has completed and delivered the U.S. Accredited Investor Certificate attached as Schedule "E" hereto (in which case the Subscriber makes the acknowledgements and agreements therein), the Subscription Receipts are being offered pursuant to an exemption from the registration requirements of the U.S. Securities Act pursuant to Rule 903 of Regulation S. The Subscription Receipts and underlying securities have not been and will not be registered under the U.S. Securities Act and may not be exchanged, offered or sold unless registered under such act or an exemption from the registration requirements of such act is available.

(k) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement. The Subscriber, and each beneficial purchaser, is not relying on the Corporation or its affiliates or counsel to the Corporation in this regard.

(l) There is no government or other insurance covering the Subscription Receipts or underlying securities.

(m) There are significant risks associated with the purchase of the Subscription Receipts and the Subscriber and any beneficial purchaser for whom it is acting may lose his, her or its entire investment.

(n) The Subscriber has had an opportunity to seek the advice of independent counsel or such other advisors as the Subscriber requires in order to evaluate the investment in the Corporation and to fully understand the rights of the Subscriber.

(o) The Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund its ongoing development; that there is no assurance that such financings will be available and, if available, on reasonable terms; any such future financings may have a dilutive effect on current securityholders, including the Subscriber; and that if such future financings are not available, the Corporation may be unable to fund its ongoing development.

(p) The Subscription Receipts and underlying securities are highly speculative in nature and that there are significant risks associated with the purchase of the Subscription Receipts and the Subscriber has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Subscription Receipts, fully understands the speculative nature of the Subscription Receipts and underlying securities and is able to bear the economic risk of loss of its entire investment. All costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Subscription Receipts shall be borne by the Subscriber.

(q) Pursuant to instructions from the Subscriber, the Corporation is authorized to correct any minor errors in or complete any minor information missing from the Schedules attached hereto.

(r) The Subscriber is knowledgeable of securities legislation in the Subscriber's jurisdiction of residence that may have application over the Subscriber or the Private Placement which would apply to this subscription and is satisfied that the Corporation and the Subscriber will not breach such laws by completing the transaction contemplated hereby.

(s) Notwithstanding Closing pursuant to Article 4, the Private Placement and issuance of Subscription Receipts to the Subscriber is ultimately subject to the final approval of the TSXV.

(t) The Subscriber acknowledges that the Corporation's counsel, DLA Piper (Canada) LLP, is acting as counsel to the Corporation and not as counsel to the Subscriber.

(u) On or before the Closing Date, the Corporation intends to (i) change its name to Salona Global Medical Device Corporation, (ii) change its TSXV stock symbol to SGMD, and (iii) consolidate its issued and outstanding Common Shares, on the basis of 7.37 post-consolidation Common Shares for 10 pre-consolidation Common Shares (the "Consolidation"), or such number of pre-consolidation shares as may be determined by the Corporation's board of directors or may be required to obtain approval of the Consolidation from the TSXV. If and upon the Consolidation becoming effective, the number of securities issuable to the Subscriber and the applicable prices associated with such securities, will be adjusted accordingly.

(v) The Subscriber acknowledges and agrees that: (i) Subscriber has had the opportunity to meet with the Corporation's management to discuss the BC Amalgamation and Acquisition and the terms, conditions, and effect of the transactions contemplated thereby, and to request any additional documents and information relevant to the BC Amalgamation and/or the Acquisition; and (ii) the consummation of the BC Amalgamation and the Acquisition is fair and in the best interest of the Corporation and its shareholders, including the Subscriber. As such, the consummation of the transactions contemplated by the BC Amalgamation and Acquisition are hereby approved by the Subscriber in all respects. In connection therewith, the Subscriber irrevocably appoints the Corporation (or an individual nominated by the Corporation), with full power of substitution, as its true and lawful agent and attorney-in-fact to act on behalf of the Subscriber, in connection with, and to facilitate the consummation of, the transactions contemplated by the BC Amalgamation and the Acquisition, and to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Corporation (or an individual nominated by the Corporation), in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated thereby. All power and authority conferred on the Corporation (or an individual nominated by the Corporation) under this subsection 6.2(v) is coupled with an interest and is irrevocable. Without limiting the generality of the immediately preceding sentence, the Subscriber agrees and represents that the foregoing appointment of the Corporation (or an individual nominated by the Corporation) as the Subscriber's attorney-in-fact is coupled with an interest sufficient in law to support an irrevocable power of attorney and shall not be terminated by any act of the Subscriber, by lack of appropriate power or authority or by the occurrence of any other event or events.

6.3 Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation in determining the Subscriber's eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Subscription Receipts under applicable Securities Laws. The Subscriber further agrees that by accepting the Subscription Receipts, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Subscription Receipts and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Subscription Receipts or any underlying securities. The Subscriber hereby indemnifies the Corporation, Counsel and their respective counsel in respect to all costs or losses they may suffer as a result of any of the representations, warranties, covenants and acknowledgments of the Subscriber contained herein being not true.

ARTICLE 7
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber for a period of two years following the Closing Date.

7.2 Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement or any certificate or document delivered pursuant to or in connection with this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto, shall continue in full force and effect for the benefit of the Corporation.

ARTICLE 8
COMMISSION

8.1 Commission

The Subscriber acknowledges and agrees that in connection with the issue and sale of Subscription Receipts to Subscribers introduced to the Corporation by a registered dealer or finder (a "Referred Subscriber"), the Corporation may deliver to such registered dealer or finder (i) on the Closing Date a cash commission equal to up to 2.5% of the aggregate gross proceeds from the sale of the Subscription Receipts  to the Referred Subscriber under the Private Placement, (ii) on the Effective Date, if applicable, a cash commission equal to up to 2.5% of the aggregate gross proceeds from the sale of the Subscription Receipts  to the Referred Subscriber under the Private Placement, and (iii) on the Effective Date, if applicable, compensation options exercisable at $0.35 ($0.47 post-Consolidation) per share for common shares in the capital of the Corporation equal to up to 12.5% of the number of Subscription Receipts acquired by a Referred Subscriber under the Private Placement exercisable for twenty-four (24) months from the Closing Date.

Except as set forth above in this Section 8.1, no other fee or commission is payable by the Corporation in connection with the completion of the Private Placement.

ARTICLE 9
COLLECTION OF PERSONAL INFORMATION

9.1 Collection of and Consent to Use Personal Information

The Subscriber hereby consents to the collection, use and disclosure by the Corporation and any other of its authorized representatives of the Subscriber's personal information set forth herein ("Personal Information") to enable the Corporation to fulfill its regulatory and reporting requirements and recognizes that this disclosure may result in the disclosure of some or all of the Personal Information becoming public information and, without limiting the foregoing, consents to the disclosure of such Personal Information to the Corporation and any of its other authorized representatives; securities commissions and/or other regulatory agencies in any jurisdiction in which the rules and requirements of such body may require such reporting; stock exchanges; publication on the SEDAR website; or as may be required or permitted by law.

In order to permit the Corporation to comply with the requirements of the Personal Information Protection and Electronic Documents Act (Canada) ("PIPEDA"), the Subscriber expressly consents to the disclosure by the Corporation in any submission or filing that the Corporation may be required to make with any applicable regulatory authority or stock exchange of any Personal Information.

The Subscriber hereby acknowledges and agrees that he/she/it (i) has been notified by the Corporation of the delivery to the securities regulatory authority or regulator of the Personal Information, that the Personal Information is being collected by the securities regulatory authority or regulator under the authority granted in securities legislation, and that the Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction, and (ii) has authorized the indirect collection of the Personal Information by the securities regulatory authority or regulator.

The Personal Information will not be placed on the public file of any securities regulatory authority or regulator. However, freedom of information legislation may require the securities regulatory authority or regulator to make this information available if requested.

If the Subscriber has any questions about the collection and use of the Personal Information and/or the security regulatory authority's or regulator's indirect collection of the Personal Information, the Subscriber hereby acknowledges and agrees that he/she/it has been notified to contact the securities regulatory authority or regulator in the local jurisdiction of the Subscriber, at the following address(es):

(a) In Alberta, the FOIP Coordinator, Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Facsimile: (403) 297-2082;

(b) In British Columbia, FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Facsimile: (604) 899-6581, Email: FOI-privacy@bcsc.bc.ca;

(c) In Manitoba, the Director, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, Toll free in Manitoba 1-800-655-5244, Facsimile: (204) 945-0330;

(d) In New Brunswick, the Chief Executive Officer and Privacy Officer, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, Toll free in Canada: 1-866-933-2222, Facsimile: (506) 658-3059, Email: info@fcnb.ca;

(e) In Newfoundland and Labrador, the Superintendent of Securities, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189, Facsimile: (709) 729-6187;

(f) In the Northwest Territories, the Superintendent of Securities, Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Telephone: (867) 767-9305, Facsimile: (867) 873-0243;

(g) In Nova Scotia, the Executive Director, Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Facsimile: (902) 424-4625;

(h) In Nunavut, the Superintendent of Securities, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590, Facsimile: (867) 975-6594;

(i) In Ontario, the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Facsimile: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca;

(j) In Prince Edward Island, the Superintendent of Securities, Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569, Facsimile: (902) 368-5283;

(k) In Québec, the Secrétaire Générale, Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Facsimile: (514) 873-6155 (For filing purposes only), Fax: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca;

(l) In Saskatchewan, the Director, Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5842, Facsimile: (306) 787-5899; and

(m) In Yukon, the Superintendent of Securities, Government of Yukon, Department of Community Services, Office of the Superintendent of Securities, 307 Black Street, Whitehorse, Yukon Y1A 2N1, Telephone: 867-667-5466, Facsimile: (867) 393-6251, Email: securities@gov.yk.ca.

ARTICLE 10
MISCELLANEOUS

10.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

10.2 Notices

(a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile or portable document format (PDF) tested prior to transmission to such party, as follows:

(i) in the case of the Corporation, to:

Brattle Street Investment Corp.

3330 Caminito Daniella

Del Mar, California 92014

Attention: Leslie Cross

Email: info@salonaglobal.com

And a copy to:

DLA Piper (Canada) LLP

1 First Canadian Place, Suite 6000

Toronto, Ontario M5X 1E2

Attention: Robbie Grossman

Email: robbie.grossman@dlapiper.com

(ii) in the case of the Subscriber, at the address specified on the face page hereof.

(b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by facsimile or portable document format (PDF), shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

10.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

10.4 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

10.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

10.6 Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

10.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or by facsimile or portable document format (PDF) form and the parties adopt any signature received by a receiving facsimile machine as original signatures of the parties.

10.8 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

10.9 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

10.10 Language

The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et conferment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

SCHEDULE "A"

PARTICULARS OF SUBSCRIBER

Present Ownership of Securities:
The Subscriber either [CHECK APPROPRIATE ITEM]:
____

owns directly or indirectly, or exercises control or direction over, NO common shares in the capital of the Corporation or securities convertible into common shares in the capital of the Corporation (excluding the securities subscribed for herein); or

____

owns directly or indirectly, or exercises control or direction over, ____________ common shares in the capital of the Corporation and convertible securities entitling the Subscriber to acquire an additional ____________ common shares in the capital of the Corporation (excluding the securities subscribed for herein).

Insider Status
The Subscriber either [CHECK APPROPRIATE ITEM]:
____	is an Insider of the Corporation; or
____	is not an Insider of the Corporation.

"Insider" means (a) a director or senior officer of the Corporation, (b) a director or senior officer of a company that is an insider or subsidiary of the Corporation, (c) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

Member of "Pro Group"
The Subscriber either [CHECK APPROPRIATE ITEM]:
____	is a member of the Pro Group; or
____	is not a member of the Pro Group.

"Pro Group" means a member (brokerage firm) of the TSXV, an employee, partner, officer, director or an affiliate (a company controlling or under common control) of a member or an associate (a company of which more than 10% of the voting securities are owned or controlled by such person, a partner of such person, a trust or estate of which a substantial beneficial interest is owned or of which such person is a trustee, a spouse or child of such person, or a relative of such person or their spouse living in the same home as such person) of any of the foregoing;

Corporate Placee Registration Form
The Subscriber, if not an individual, either [CHECK APPROPRIATE ITEM]:
____

has previously filed with the TSXV a Form 4C - Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Form 4C previously filed with the TSXV up to the date of this Subscription Agreement; or

____	hereby delivers to the Corporation a completed Form 4C in the form attached hereto as Schedule "D" for filing with the TSXV.

Registrant Status
The Subscriber is a registrant under the securities laws of any jurisdiction of Canada:
____	No; or _____ Yes, namely, ___________________________________________________________________________

A-1

SCHEDULE "B"

CANADIAN ACCREDITED INVESTOR CERTIFICATE

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any below category, please contact your broker and/or legal advisor before completing this form. Please note that the Corporation may request additional information from the Purchaser (as defined below) to confirm that the Purchaser falls within the definition of "accredited investor" as outlined below.

TO: BRATTLE STREET INVESTMENT CORP. (the "Corporation")

In connection with the purchase by the undersigned (the "Purchaser") of securities of the Corporation pursuant to the Subscription Agreement to which this Schedule is attached, the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, certifies that:

1. The Purchaser, or one or more beneficial purchasers for whom the Purchaser is acting, is a resident of, or the purchase and sale of securities to the Purchaser is otherwise subject to the securities legislation of one of the provinces of Canada and the Purchaser is (and will at the time of issuance of the securities be) an accredited investor within the meaning of National Instrument 45-106 - Prospectus Exemptions ("NI 45-106"), and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106.

2. The Purchaser is: (PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY)

❏	_____(a)	a Canadian financial institution, or a Schedule III bank;

❏	_____(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act(Canada);

❏	_____(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

❏	_____(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

❏	_____(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

❏	_____(f)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act(Newfoundland and Labrador);

❏	_____(g)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

❏	_____(h)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

❏	_____(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

❏	_____(j)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

❏	_____(k)	an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

If individual accredited investors wish to rely on this prospectus exemption you are also required to complete (i) Appendix "A" entitled "Form 45-106F9 Form for Individual Accredited Investors" to this Schedule, and (ii) Appendix "B" entitled "Accredited Investor Questionnaire" to this Schedule.

See section 3.5(3) of Companion Policy 45-106CP to NI 45-106 which provides guidance as to the meaning of beneficial ownership of financial assets. If individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (v) below, or (y) if a family trust.

❏	_____(l)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

If individual accredited investors wish to rely on this prospectus exemption you are also required to complete Appendix "B" entitled "Accredited Investor Questionnaire" to this Schedule.

See section 3.5(3) of Companion Policy 45-106CP to NI 45-106 which provides guidance as to the meaning of beneficial ownership of financial assets.

❏	_____(m)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

If individual accredited investors wish to rely on this prospectus exemption you are also required to complete (i) Appendix "A" entitled "Form 45-106F9 Form for Individual Accredited Investors" to this Schedule, and (ii) Appendix "B" entitled "Accredited Investor Questionnaire" to this Schedule.

❏	_____(n)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

If individual accredited investors wish to rely on this prospectus exemption you are also required to complete (i) Appendix "A" entitled "Form 45-106F9 Form for Individual Accredited Investors" to this Schedule, and (ii) Appendix "B" entitled "Accredited Investor Questionnaire" to this Schedule.

See section 3.5(4) of Companion Policy 45-106CP to NI 45-106 which provides guidance as to the calculation of an individual purchasers net assets.

❏	_____(o)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

Type of entity: Jurisdiction and date of formation:

The minimum net asset threshold of $5,000,000 must be shown on the entity's "most recently prepared financial statements", which must be prepared in accordance with applicable generally accepted accounting principles.

❏	_____(p)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

❏	_____(q)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

❏	_____(r)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act(Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

❏	_____(s)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

❏	_____ (t)	a registered charity under the Income Tax Act(Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

❏	_____ (u)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (j) in form and function;

❏	_____ (v)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

If you checked (v), please indicate the name and category of accredited investor (by reference to the applicable letter in this Certificate)of each owner:

	Name	Category of Accredited Investor
Owner:
Owner:
Owner:

[attach sheet if more than 3 owners]

❏	_____ (w)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

❏	_____ (x)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

❏	_____ (y)	a trust established by an accredited investor for the benefit of the accredited investor's family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor's spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor's spouse or of that accredited investor's former spouse.

If you checked (y), please indicate the name and category of accredited investor (by reference to the applicable letter in this Certificate) of the accredited investor that established the trust and the applicable trustees:

Name (and indicate if established trust or if trustee)	Category of Accredited Investor

[attach sheet if more than 3 names]

The foregoing representations contained in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the time of issuance of the securities. If any such representations shall not be true and accurate prior to the time of issuance of the securities, the undersigned shall give immediate written notice of such fact to the Corporation.

Dated:________________________	Signed:______________________________

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a corporation, print name and title of Authorized Signing Officer

See definitions on the following page.

For the purposes hereof:

"Canadian financial institution" means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"control person" has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

"director" means (i) a member of the board of directors of a company or an individual who performs similar functions for a company, and (ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

"eligibility adviser" means (i) a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and (ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and (B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

"executive officer" means, for an issuer, an individual who is (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, (iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or (iv) performing a policy-making function in respect of the issuer;

"financial assets" means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

Important Note: See section 3.5(1) of Companion Policy 45-106CP to NI 45-106 which provides guidance as to the meaning of financial assets.

"founder" means, in respect of an issuer, a person who (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

"net assets" means all of the purchaser's total assets minus all of the purchaser's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser's personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser's personal residence. To calculate a purchaser's net assets under the "accredited investor" definition, subtract the purchaser's total liabilities from the purchaser's total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

"non-redeemable investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

"person" includes (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

"regulator" means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 Definitions opposite the name of the local jurisdiction;

"related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means, an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

APPENDIX "A" to SCHEDULE "B"

Form 45-106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Subscription Receipts	Issuer: BRATTLE STREET INVESTMENT CORP.
Purchased from: BRATTLE STREET INVESTMENT CORP.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss - You could lose your entire investment of $___________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.

Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Brattle Street Investment Corp.

3330 Caminito Daniella

Del Mar, California 92014

Attention: Leslie Cross

Email: info@salonaglobal.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

APPENDIX "B" to SCHEDULE "B"
ACCREDITED INVESTOR QUESTIONNAIRE

The Purchaser understands that the Corporation and its counsel are relying upon the accuracy and completeness of the information provided in this Certificate in order to determine whether the Purchaser qualifies for the accredited investor prospectus exemption in compliance with NI 45-106 or Section 73.3 of the Securities Act (Ontario).

ACCORDINGLY, THE PURCHASER IS OBLIGATED TO READ THIS QUESTIONNAIRE CAREFULLY AND TO ANSWER THE ITEMS CONTAINED HEREIN COMPLETELY AND ACCURATELY.

The Purchaser understands that this Questionnaire is merely a request for information and is not an offer to sell, a solicitation of an offer to buy, or a sale of securities. The Purchaser also understands that the Purchaser may be required to furnish additional information.

PLEASE NOTE THE FOLLOWING INSTRUCTIONS BEFORE COMPLETING THIS QUESTIONNAIRE.

Unless instructed otherwise, the Purchaser must answer each question on the Questionnaire. If the answer to a particular question is "None" or "Not Applicable," please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon.

1. Personal Data

Name: ______________________________

Address: ____________________________

Telephone number: ____________________

Email address: ________________________

2. Employment and Business Experience

Present occupation(s):

Name and type of business employed by or owned:

Present title or position:

3. Financial Information

If relying on (k) or (l) of the Certificate, your estimated financial assets net of related liabilities:

 Less than $249,999  $250,000 - $499,999  $500,000 - $749,999  $750,000 - $1,000,000  $1,000,001 - $3,000,000  $3,000,001 -$5,000,000  Greater than $5 million

Your source(s) of financial assets:

If relying on (k) or (l) of the Certificate and your estimated financial assets net of related liabilities is less than or equal to $1,000,000 (if relying on (k)) or less than or equal to $5,000,000 (if relying on (l)), your spouse's estimated financial assets net of related liabilities:

 Less than $249,999  $250,000 - $499,999  $500,000 - $749,999  $750,000 - $1,000,000  Greater than $1 million

Your spouse's source(s) of financial assets:

If relying on (m) of the Certificate, your annual net income before taxes (all sources):

Your source(s) of income:

Most recent calendar year:   Less than $49,999  $50,000 - $99,999  $100,000 - $149,999  $150,000 - $199,999  $200,000 - $299,000  $300,000 - $399,999  $400,000 - $500,000  Greater than $500,000

Prior calendar year:   Less than $49,999  $50,000 - $99,999  $100,000 - $149,999  $150,000 - $199,999

 $200,000 - $299,000  $300,000 - $399,999  $400,000 - $500,000  Greater than $500,000

If relying on (m) of the Certificate and your annual net income before taxes (all sources), is less than or equal to $200,000 in each of the 2 most recent calendar years, your spouse's annual net income before taxes (all sources):

Your spouse's source(s) of income:

Most recent calendar year:   Less than $49,999  $50,000 - $99,999  $100,000 - $149,999  $150,000 - $199,999  $200,000 - $299,000  $300,000 - $399,999  $400,000 - $500,000  Greater than $500,000

Prior calendar year:   Less than $49,999  $50,000 - $99,999  $100,000 - $149,999  $150,000 - $199,999

 $200,000 - $299,000  $300,000 - $399,999  $400,000 - $500,000  Greater than $500,000

Your source(s) of financial assets:

If relying on (n) of the Certificate, your estimated total net assets:

 Less than $499,999  $500,000 - $999,999  $1,000,000 - $1,999,999  $2,000,000 - $2,999,999  $3,000,000 -$3,999,999  $4,000,000 - $4,999,999  $5 million or more

Your source(s) of assets:

If relying on (n) of the Certificate and your estimated total net assets is less than $5,000,000, your spouse's estimated total net assets:

 Less than $499,999  $500,000 - $999,999  $1,000,000 - $1,999,999  $2,000,000 - $2,999,999  $3,000,000 -$3,999,999  $4,000,000 - $4,999,999  $5 million or more

Your spouse's source(s) of assets:

Purchaser's Signature	Spouse's Signature (if applicable)

Name: (Please type or print)	Name: (Please type or print)

Signature	Signature
Date:	Date:

SCHEDULE "C"

FOREIGN PURCHASER'S CERTIFICATE

Capitalized terms not specifically defined in this Schedule have the meanings ascribed to them in the Subscription Agreement to which this Schedule is attached.

TO: BRATTLE STREET INVESTMENT CORP. (the "Corporation")

The undersigned Subscriber, a resident of a jurisdiction other than Canada, the United States, or the United Kingdom, hereby represents and warrants to the Corporation, and acknowledges as an integral part of the attached Subscription Agreement, as follows:

1. The Subscriber is, and each beneficial purchaser for whom the Subscriber may be acting as trustee or agent is, a resident of a country (an "International Jurisdiction") other than Canada, the United States or the United Kingdom and the decision to subscribe for the Subscription Receipts was taken in such International Jurisdiction.

2. The delivery of the Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Subscription Receipts and underlying securities to the Subscriber, or any beneficial purchaser, complies with all laws applicable to the Subscriber and such beneficial purchaser, including the laws of such purchaser's jurisdiction of residence, and all other applicable laws, and will not require the Corporation to register the Subscription Receipts and underlying securities nor will it cause the Corporation to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

3. The Subscriber, and each beneficial purchaser, is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the transactions contemplated by the Subscription Agreement (other than the securities laws of Canada, the United States and the United Kingdom).

4. The Subscriber, and each beneficial purchaser, is purchasing the Subscription Receipts pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Subscription Receipts under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

5. The Subscriber, and each beneficial purchaser, will not sell, transfer or dispose of the Subscription Receipts or underlying securities except in accordance with all applicable laws, including applicable securities laws of Canada, the United States and the United Kingdom (if applicable), and the Subscriber, and each beneficial purchaser, acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian, United States or the United Kingdom securities laws or other securities laws.

6. The Subscriber, and each beneficial purchaser, shall not sell the Subscription Receipts or underlying securities until all applicable hold periods have expired unless the sale is made pursuant to an exemption to applicable securities laws.

C-1

The foregoing representations and warranties contained in this Schedule are true and accurate as of the date of this Schedule and will be true and accurate as of the Closing Time. If any such representations or warranties shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:_______________________	Signed:______________________________

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a corporation, print name and title of Authorized Signing Officer

C-2

SCHEDULE "D"

U.K. PURCHASER'S CERTIFICATE

Capitalized terms not specifically defined in this Schedule have the meanings ascribed to them in the Subscription Agreement to which this Schedule is attached.

TO: BRATTLE STREET INVESTMENT CORP. (the "Corporation")

The undersigned Subscriber, a resident of the United Kingdom, hereby represents and warrants to the Corporation, and acknowledges as an integral part of the attached Subscription Agreement, as follows:

1. The Subscription Agreement is only being and may only be distributed to and is directed at (a) persons outside the United Kingdom, or (b) persons who are resident or located in or otherwise subject to the applicable securities laws of the United Kingdom who are both (i) a "qualified investor" , being a person falling within the meaning of article 2(e) of Prospectus Regulation (EU) 2017/1129 (the "Prospectus Regulation" , and (ii) within the categories of persons referred to in Article 19(5) (investment professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 of the United Kingdom (all such persons together being referred to as "relevant persons"). The Subscription Receipts are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subscription Receipts will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Subscription Agreement or any of its contents. This Subscription Agreement is not an "approved prospectus" within the meaning of section 85(7) of FSMA and its contents have not been examined or approved by the United Kingdom's Financial Conduct Authority or London Stock Exchange plc.

2. The Subscriber is resident or located in the United Kingdom and is (a) an "investment professional" within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"); or (b) a person (high net worth company, unincorporated association etc.) to whom one of paragraphs (2) (a) to (d) of Article 49 of the Financial Promotion Order applies. Accordingly, the Subscriber has such knowledge and professional experience in financial and business matters (including matters relating to investments) as to be capable of evaluating the merits and risks of an investment in the Subscription Receipts and is able to bear the economic risk of such investment and the Subscriber accepts and acknowledges that the information contained in the Subscription Agreement is only directed at any of the following: persons falling within Articles 19(5) or 49(2)(a) to (d) of the Financial Promotion Order or persons to whom it would otherwise be lawful to distribute it; and that, accordingly, any investment or investment activity to which such documents relate is available only to such persons or will be engaged in only with such persons and any other persons should not act or rely on such documents.

3. The Subscriber is a "qualified investor" (being a person falling within the meaning of article 2(e) of Prospectus Regulation (EU) 2017/1129 (the "Prospectus Regulation" and the Subscriber will acquire, hold, manage and dispose of the Common Shares to be acquired by it as agent, if applicable, on behalf of each person on whose behalf the Subscriber is contracting, in circumstances where section 86(2) of the Financial Services and Markets Act 2000 ("FSMA") applies.

4. The Subscriber agrees that its obligations under this letter shall not be capable of rescission or termination by the Subscriber in any circumstances except in the event of fraud.

5. The Subscriber is not applying for the Subscription Receipts as nominee or agent for, a person who is or may be liable to notify and account for stamp duty or stamp duty reserve tax under sections 67 to 72 inclusive and sections 93 to 97A inclusive of the Finance Act 1986 (Depositary Receipts and Clearance Services) and, in the event of any breach of this warranty, the Subscriber agrees that neither the Corporation nor the agents and their respective related bodies corporate and any officers, employees, agents or advisors of any of them ("affiliates"), related entities and associates will have any liability to them or other persons in respect of such duty or tax.

6. The Subscriber will not, prior to the Closing Time, make any offer of any Subscription Receipts for the purpose of section 85 of the FSMA.

7. The Subscriber understands that the Private Placement does not constitute a public offer of securities within the meaning of section 102B of the FSMA and accordingly there has not been and will not be registered in the United Kingdom a prospectus pursuant to the prospectus rules published from time to time in accordance with FSMA or any other applicable legislation in the United Kingdom and, to the extent that the Subscriber is subscribing for Subscription Receipts on behalf of a client, their terms of engagement with any such client permit or authorise the Subscriber to subscribe on their behalf on a discretionary basis and without reference to them.

8. The Subscriber is aware of all relevant laws of all relevant jurisdictions, the need to obtain all requisite governmental or other consents which may be required in connection with a purchase of the Subscription Receipts and the need to comply with all requisite formalities;

9. To the extent applicable to the Subscriber, the Subscriber is aware of its obligations in connection with money laundering and terrorist financing under the Proceeds of Crime Act 2002 (as amended), the Terrorism Act 2000, the Anti-Terrorism Crime and Security Act 2001, the Terrorism Act 2006 and the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017(the "Regulations") and, if making payment on behalf of a third party, the Subscriber is aware of the need to obtain and record satisfactory evidence to verify the identity of the third party as required by the Regulations.

10. The Subscriber is aware of any and all restrictions which may apply to the disposal of securities in the Corporation under any applicable securities laws.

11. The Subscriber has taken its own financial and tax advice in connection with its purchase of the Subscription Receipts.

12. The Subscriber does not expect the Corporation or its agents, if applicable, to have any duty to it similar or comparable to the "best execution", "suitability" and "risk warnings" rules of the United Kingdom Financial Conduct Authority and it is not relying on the Corporation to advise it whether or not the Subscription Receipts are in any way a suitable investment for it.

13. The Subscriber agrees to provide such evidence as may be required by any of you as regards their status.

The foregoing representations and warranties contained in this Schedule are true and accurate as of the date of this Schedule and will be true and accurate as of the Closing Time. If any such representations or warranties shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:_______________________	Signed:______________________________

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a corporation, print name and title of Authorized Signing Officer

Important Notice to Proposed U.K. Investors

In the U.K. communication of this document is restricted pursuant to section 21 (restrictions on financial promotion) of the Financial Services and Markets Act 2000 (as amended). In the U.K. securities will only be issued to persons who meet the following criteria ("U.K. Permitted Recipients"), namely, that they are:

(a) "investment professionals" (being persons having professional experience in matters relating to investments) within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Financial Promotion Order"); or

(b) persons to whom one of paragraphs (2)(a) to (d) of Article 49 (high net worth companies, unincorporated associations etc.) of the Financial Promotion Order applies.

U.K. Permitted Recipients will be required to represent and warrant that they meet the above criteria, by executing the U.K. Investor Certificate, and provide any further evidence requested as regards their status.

(For information only - not to form part of the Important Notice)

Financial Promotions Order Article 19

(5)  "Investment professionals" means -

(a) an authorised person;

(b) an exempt person where the communication relates to a controlled activity which is a regulated activity in relation to which the person is exempt;

(c) any other person -

(i)  whose ordinary activities involve him in carrying on the controlled activity to which the communication relates for the purpose of a business carried on by him; or

(ii) who it is reasonable to expect will carry on such activity for the purposes of a business carried on by him;

(d) a government, local authority (whether in the United Kingdom or elsewhere) or an international organisation;

(e) a person ("A") who is a director, officer or employee of a person ("B") falling within any of sub-paragraphs (a) to (d) where the communication is made to A in that capacity and where A's responsibilities when acting in that capacity involve him in the carrying on by B of controlled activities.

Financial Promotions Order Article 49

(2)  This paragraph applies to -

(a) any body corporate which has, or which is a member of the same group as an undertaking which has, a called-up share capital or net assets of not less than -

(i) if the body corporate has more than 20 members or is a subsidiary undertaking of an undertaking which has more than 20 members, £500,000;

(ii) otherwise, £5 million;

(b) any unincorporated association or partnership which has net assets of not less than £5 million;

(c) the trustee of a high value trust;

(d) any person ("A") whilst acting in the capacity of director, officer of employee of a person ("B") falling within any of sub-paragraphs (a) to (c) where A's responsibilities when acting in that capacity, involve him in B's engaging in investment activity;

SCHEDULE "E"

U.S. ACCREDITED INVESTOR CERTIFICATE

Capitalized terms not specifically defined in this Schedule have the meanings ascribed to them in the Subscription Agreement to which this Schedule is attached.

TO: BRATTLE STREET INVESTMENT CORP. (the "Corporation")

In connection with the purchase of the Subscription Receipts of the Corporation exchangeable in certain circumstances into Units comprising of Common Shares of the Corporation (collectively with the Subscription Receipts, the "Purchased Securities") by the undersigned Subscriber or, if applicable, the disclosed principal through the undersigned acting as its agent represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing Date) to the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a) it is authorized to consummate the subscription for the Purchased Securities and has the necessary power and authority to execute and deliver the Agreement and this U.S. Accredited Investor Certificate and to perform the covenants and obligations thereunder and hereunder, and has taken all necessary action in respect of them;

(b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchased Securities and the underlying securities and it is able to bear the economic risks of such investment and is able, without impairing its financial condition, to hold the Purchased Securities and the underlying securities for an indefinite period of time and to bear the economic risks, and withstand a complete loss of such investment;

(c) the Purchased Securities have not been and will not be registered under the U.S. Securities Act or under the securities ("blue sky") laws of any state of the United States, and that the sale of the Subscription Receipts contemplated hereunder is being made in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons to U.S. Accredited Investors in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D thereunder and/or Section 4(a)(2) thereof and pursuant to similar exemptions from applicable state securities laws;

(d) it acknowledges that it had a prior relationship with the Corporation before such time as any announcement, press release, or other notice or report of the offering of the Subscription Receipts was made by the Corporation;

(e) it is purchasing the Purchased Securities for its own account, for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchased Securities in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person in any transaction that would be in violation of the securities laws of the United States or any state thereof; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Purchased Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(f) it is a U.S. Accredited Investor that satisfies one or more of the categories of "accredited investor" within the meaning of Rule 501(a) of Regulation D as indicated below (the Subscriber must initial on the appropriate line(s) writing "SUB" for the Subscriber and "DP" for each disclosed principal, if any):

(i)	a bank as defined in section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)	a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
(iii)

an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(iv)	a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
(v)	a natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, at the time of his purchase, exceeds US$1,000,000;
Note: For purposes of calculating "net worth" under this paragraph:
(a) the person's primary residence shall not be included as an asset;
(b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and
(c)

indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(vi)

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)

a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

(viii)	an entity in which all of the equity owners are U.S. Accredited Investors;
(ix)

a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

(x)	an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the applicable laws of a state;
(xi)	an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940;
(xii)	a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
(xiii)	an entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;
(xiv)

a "family office," as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xv)

a "family client," as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (xiv) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (xiv)(iii) above.

(g) the Subscriber understands and acknowledges that the Purchased Securities will be, unless and until registered under the U.S. Securities Act, "restricted securities", as such term is defined under Rule 144(a)(3) under the U.S. Securities Act, and the Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of such Purchased Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Purchased Securities (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except pursuant to the exemption from the registration requirements under the U.S. Securities Act and in accordance with any applicable state securities or "blue sky" laws (in which case the Subscriber will have, prior to such transfer, furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to such effect) or pursuant to an effective registration statement under the U.S. Securities Act.

(h) it understands that, in addition to any other legends required under applicable Securities Laws, upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Subscription Receipts, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

provided, that if any Subscription Receipts are being sold otherwise than to the Corporation, the legend may be removed by delivery to the Corporation and the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, that the above U.S. legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws;

(i) it understands that the Subscription Receipts to be issued and delivered to the Subscriber hereunder have not been and nor will be registered under the U.S. Securities Act or under any state securities laws and, accordingly, the Subscription Receipts are subject to restrictions on transferability, resale and exercise, as applicable, and it agrees not to offer, sell or otherwise transfer or exercise, as applicable, any of the Subscription Receipts except as permitted by paragraph (g) above and the legend included therein pursuant to paragraph (h) above, as applicable;

(j) it has had the opportunity to ask questions of and receive answers from the Corporation regarding the investment, and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Securities and it has received all the information regarding the Corporation that it has requested;

(k) it understands and acknowledges that the Corporation has the right not to record a transfer by any person of any of the Purchased Securities in the United States or to, or for the account or benefit of, a U.S. Person unless it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws (or is duly registered under an effective registration statement filed with the SEC), and to instruct the registrar and transfer agent, if applicable, for the Purchased Securities not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws (or is duly registered under an effective registration statement filed with the SEC) and it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer with respect to the Purchased Securities set forth and described herein;

(l) the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Purchased Securities is the address listed as the Subscriber's address or, if applicable, as the address of its disclosed principal on the first page of the Subscription Agreement;

(m) it understands and agrees that there may be material tax consequences to the Subscriber and the disclosed principal, if any, of an acquisition, holding, exercise, or disposition of any of the Purchased Securities. The Corporation gives no opinion and make no representation with respect to the tax status of the Corporation or the consequences to the Subscriber or disclosed principal under United States, state, local or foreign tax law of the Subscriber's acquisition, holding, exercise or disposition of the Purchased Securities, including whether the Corporation will at any given time be deemed a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(n) it understands and agrees that the financial statements of the Corporation have been and/or will be prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards as issued by the International Accounting Standards Board, each of which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(o) it understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Purchased Securities, and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of such Purchased Securities;

(p) it understands and acknowledges that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of a jurisdiction outside of the United States; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Corporation and it may be difficult to enforce any judgment against the Corporation;

(q) it acknowledges that the funds representing the aggregate subscription price will not represent proceeds of crime for the purposes of the United States' Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to the Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the aggregate subscription price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith;

(r) it represents and warrants that its acquisition of the Purchased Securities is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

(s) it understands and acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the SEC or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Purchased Securities;

(t) it has not purchased the Purchased Securities as a result of any form of "general solicitation" or "general advertising" (as such terms are defined in Regulation D), and the sale of the Purchased Securities was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio, television or telecommunications, including electronic display and the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(u) it acknowledges that the representations, warranties and covenants contained in this Schedule "E" are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility and the eligibility of the disclosed principal, if any, to purchase the Purchased Securities. It agrees that by accepting the Purchased Securities it shall be representing and warranting that the representations and warranties above are true as at the time of Closing with the same force and effect as if they had been made by it at the time of Closing and that they shall survive the purchase by it of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such Purchased Securities.

The Subscriber and, if applicable, the disclosed principal through the Subscriber acting as its agent, undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber or, if applicable, the disclosed principal set forth herein which takes place prior to the Closing Date.

.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

SCHEDULE "F"

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B.  The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

(a) Name: _______________________________________________________________________

(b) Complete Address: ____________________________________________________________

(c) Jurisdiction of Incorporation or Creation: _________________________________________

2. (a) Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ________________

(b) Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)? __________

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a) it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

F-1

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5. Acknowledgement - Personal Information and Securities Laws

(a) "Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b) The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at _______________ on                  .

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

F-2